Exhibit 99.1
Owlet Announces $9 Million Private Placement Financing

LEHI, Utah--(BUSINESS WIRE)--February 26, 2024-- Owlet, Inc. (NYSE: OWLT) (“Owlet” or the “Company”) announced today, following recent FDA clearances and strong preliminary fourth quarter results, that it has entered into definitive documentation relating to a sale of shares of its newly issued Series B convertible preferred stock (“Series B preferred stock”) and warrants to purchase its Class A common stock (“common stock”) in a private placement with certain institutional and other accredited investors for gross proceeds to Owlet of approximately $9 million, before deducting offering expenses. The conversion ratio for the Series B preferred stock and exercise price for the warrants reflects a 25% premium to the most recent market closing price on February 23, 2024. The transaction, which involves participation from existing investors, is expected to close on February 28, 2024, subject to customary closing conditions.

Pursuant to the terms of the definitive agreements and the closing of the private placement, Owlet will issue shares of Series B preferred stock that are convertible into approximately 1.2 million shares of common stock. Each purchaser will also receive a warrant to purchase 150% of the number of shares of common stock into which their Series B preferred stock is convertible. The warrants will have a per share exercise price of $7.7125 and will be exercisable by the holder at any time on or after the issuance date for a period of five years.

“As a pioneer of smart infant monitoring, Owlet has built momentum on the back of our two new FDA clearances. This capital is important in supporting that momentum,” said Kurt Workman, Co-founder and CEO. “The Company now has a strong foundation with our new medical devices, expanded distribution and a brand that resonates with parents. I’m grateful for the investors who share our vision and passion for improving pediatric health.”

Workman continued, “I’m proud of the team’s commitment to operating towards achieving a profitable business. We ended the year with over $16 million in cash and cash equivalents and this well-timed capital supports the opportunities ahead for our business as we globally commercialize our two new medical devices.”

Additional details regarding the private placement will be included in a Form 8-K to be filed by Owlet with the Securities and Exchange Commission (“SEC”).

The securities to be issued in the private placement and the underlying shares of common stock issuable upon conversion or exercise of the Series B preferred stock or warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or securities laws of any state or other jurisdiction, and may not be resold absent registration under, or exemption from registration under, the Securities Act. Owlet has agreed to file a registration statement with the SEC registering the resale of the shares of common stock underlying the Series B preferred stock and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including statements regarding the Company’s estimated financial results for the fourth quarter ended December 31, 2023, the closing of the private placement, use of proceeds from the private placement and Owlet’s potential for long-term growth. Generally, forward-looking statements include the words “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, risks and uncertainties related to financial results, including risks related to the private placement and the expected timing of closing reported herein, reflect information available to the Company only as of the date of this press release, as well as those set forth in the Company’s other releases, public statements and/or filings with the U.S. Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. All future written and oral forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, Owlet operates in an evolving environment. In addition to the factors described above, new risk factors and uncertainties may emerge from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict such events or how they may affect us. Except as required by federal securities laws, the Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or otherwise, although we may do so from time to time. The Company does not endorse any projections regarding future performance, results or events that may be made by third parties.

About Owlet, Inc.

Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. Owlet also believes that every child deserves to live a long, happy, and healthy life, and is working to develop products to help further that belief. To learn more, visit www.owletcare.com.

Investor Contacts:
Mike Cavanaugh
ICR Westwicke
Phone: +1.617.877.9641
mike.cavanaugh@westwicke.com

Media Contacts:
pr@owletcare.com
owlet@diffusionpr.com

Source: Owlet, Inc.